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                                                               Exhibit 10(i)F(2)



                             59TH STREET MANAGEMENT
                            AND DEVELOPMENT AGREEMENT

         THIS 59TH STREET MANAGEMENT AND DEVELOPMENT AGREEMENT dated as of the 3 day of July, 2002 (the "Management Agreement" between 731 RESIDENTIAL LLC, a Delaware limited liability company, and 731 COMMERCIAL LLC, a Delaware limited liability company, each having an office c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019 (collectively "Owner") and VORNADO MANAGEMENT CORP., a New Jersey corporation having an office at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019 ("Manager").

         IN CONSIDERATION of the mutual promises and covenants herein contained. Owner and Manager agree as follows:

                                   ARTICLE I

                             Appointment of Manager

         A. Owner hereby appoints Manager, on the conditions and for the term hereinafter provided, to act for it in the operation, maintenance, management and development of the 59th Street Parcel identified on Exhibit A attached hereto and made a part hereof (the "Property"), which management and development duties are more particularly described in Articles IV and V. Manager hereby accepts said appointment to the extent of, and subject to, the conditions set forth below.

         B. Owner and Manager hereby acknowledge that Owner and Manager are simultaneously herewith entering into that certain Real Estate Retention Agreement (the "Retention Agreement"), whereby Vornado Realty, L.P., as successor in interest to Vornado, Inc., has agreed to act as leasing agent with respect to the Property.

                                   ARTICLE II

                                      Term

         The term of this Agreement shall commence on the date hereof and shall continue until the date of Substantial Completion of the Property (the "Initial Expiration Date") unless this Agreement shall be terminated and the obligations of the parties hereunder shall sooner cease and terminate, as hereinafter provided; provided, however, that the term of this Management Agreement shall automatically extend for consecutive one-year periods following the Initial Expiration Date unless Manager or Owner provides the other with written notice, at least six months prior to the beginning of any such additional one-year period, of its election to terminate this Management Agreement. The amount of the Management Fee (as hereinafter defined) shall be subject to review by the parties at the end of the initial term and at the end of each one-year term thereafter.
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                                  ARTICLE III

                         Management and Development Fee

         A. Owner shall pay Manager, as Manager's entire compensation for the services rendered hereunder in connection with the management of the Property, a management fee (the "Management Fee") equal to (i) $120,000.00, per annum, payable in equal monthly installments, in arrears, in the amount of $10,000.00, each on the tenth day of each calendar month beginning with the first calendar month after the date hereof. In the event that this Agreement shall commence on a date other than the first day of a calendar month or shall terminate on a date other than the last day of a calendar month, the installment of the Management Fee payable for that month shall be prorated for the actual number of days that this Agreement is effective in that calendar month.

         B. Owner shall pay Manager, as Manager's compensation for the services rendered hereunder in connection with the development of the Property, a development fee (the "Development Fee") (the Development Fee and the Management Fee are sometimes referred to herein, collectively, as the "Management and Development Fee") equal to (i) five percent (5%) of the total Development Costs (as hereinafter defined) with respect to the Property, plus (ii) general overhead and administrative expenses equal to one percent (1%) of the total Development Costs with respect to the Property.

         Owner shall pay Manager, on account of the Development Fee, monthly installments (the "Development Installments") each in an amount equal to the Specified Installment Amount (as defined below), with each such installment payable, in arrears, on the tenth day of each calendar month, beginning with the calendar month immediately following the Effective Date. In the event that it is determined, upon Substantial Completion of the Property, that the aggregate Development Installments paid to Manager as of such date on account of the Development Fee total less than the amount of the Development Fee that is due to Manager hereunder in respect of the Property, Owner shall pay to Manager, within 15 days after Substantial Completion of the Property, an amount equal to such difference; provided, however, that in the event that Owner fails to make such payment within such 15 day period, Owner shall not be in default hereunder, but interest shall accrue on the Development Fee at the rate of 15% per annum from the date of Substantial Completion of the Property, and the balance of the Development Fee, together with all interest accrued thereunder, shall in any event be paid on the earlier of (y) January 3, 2006 or (z) the date on which the loan being made by Bayerische Hypo-Und Vereinsbank A.G., as agent for itself and other co-lenders, to Owner to finance certain development costs with respect to the Property is paid in full.

                  As used herein, the following terms shall have the following meanings:

                  "Development Budget" shall mean, collectively, the capital budgets and development schedules setting forth the Development Costs to be incurred in connection with the Property, as prepared by Manager and approved by Owner and as more particularly described in Article V hereof.


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                  "Development Costs" shall mean the costs incurred by Owner in accordance with the Development Budget in connection with the planning, design and construction, and development or redevelopment of the Property, including, without limitation, fees of any construction manager, general contractor or any other third-party professionals unaffiliated with Manager and costs set forth in the Development Budget that may be reimbursed by tenants at the Property for improvements outside the leased premises of those tenants. Notwithstanding the foregoing, in no event shall Development Costs include costs paid for or reimbursed by the tenants for improvements inside the leased premises of those tenants, the Development Fee, costs of the land and, with respect to loans made to Owner, interest, commitment fees and points.

                  "Specified Installment Amount" means $62,500.

                  "Substantial Completion" shall mean the date on which (a) all punch list items and landscaping at the Property have been completed,
         (b) the planning, design, construction and development of the Property have been completed, as certified by the Owner's architect, in accordance with the plans and specifications therefor approved by Owner, (c) all necessary occupancy and other permits have been obtained with respect to the work completed at the Property for which Manager has any obligation hereunder and (d) if leases are then in effect at the Property, the portions of the Property demised under the leases have been delivered for possession to the tenants thereunder in accordance with the terms thereof, the tenants have otherwise taken possession of the demised premises, or, if tenants cannot take possession due to Owner's obligation to perform tenant improvement work, tenant improvement work has commenced thereunder.

         C. Manager shall receive no commissions, fees or other compensation (other than the Management Fee) in connection with any leasing or sale of any part of or the entire Property or the procuring of any financing or refinancing with respect thereto; provided, however, that nothing contained herein shall in any way restrict the commissions, fees and other compensation otherwise payable to any affiliate of Manager by Owner pursuant to the Retention Agreement.

         D. In the event that Manager desires to provide services not required to be performed hereunder ("Additional Services") for the benefit of a tenant of the Property, Manager shall notify Owner in advance of its intention to provide Additional Services to a tenant or tenants where those services are substantial in nature. Owner shall have the right to prohibit Manager from undertaking such services, if, in its judgment, the performance by Manager of the Additional Services would adversely affect the professional relationship and duties of Manager created by this Agreement.

                                   ARTICLE IV

                               Management Services

         A. Manager agrees to operate and manage the Property and to perform or cause to be performed by outside contractors and under Manager's supervision, the following functions on behalf of Owner in an efficient and diligent manner using the same standard of care,


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including bidding and selection processes, segregation of funds, internal controls and internal auditing, used by Vornado Realty Trust in connection with its business and in connection with properties owned and managed by Vornado Realty Trust:

                  1. Preparing, or causing to be prepared at Owner's expense, and filing all income, franchise and other tax returns relating to the Property required to be filed by Owner.

                  2. Keeping true and complete books of account in which shall be entered fully and accurately each transaction of Owner's business relating to the Property. The books shall be kept in accordance with the accrual method of accounting, and shall reflect all transactions of Owner's business relating to the Property.

                  3. Except as otherwise provided hereunder, procuring, at Owner's expense and at the direction of Owner or the Owner's insurance brokers or insurance advisors, any insurance required or desirable in connection with Owner's business relating to the Property or the employees required to operate Owner's business relating to the Property and errors and omissions insurance for Manager, under which Owner shall be the sole beneficiary. Manager shall not settle any claim for a settlement amount in excess of $100,000 without the approval of Owner.

                  4. Providing all general bookkeeping and accounting services required by the provisions of this Agreement at the expense of Manager. Any independent certified public accountant engaged by Manager shall be subject to the approval of Owner and all fees and expenses payable to such accountant shall be at Owner's expense. Manager shall maintain separate books and records in connection with its management of the Property under this Management Agreement, which books and records shall be kept in accordance with generally accepted accounting principles. Owner shall have the right to examine or audit the books and records at reasonable times and Manager will cooperate with Owner in connection with any such audit.

                  5. Investing funds not otherwise required to pay the costs of day-to-day maintenance and operation of the Property or in the operation of Owner's business pursuant to guidelines set by Owner.

                  6. Repairing, making replacements and maintaining the Property and all common areas at the Property and purchasing all materials and supplies that Manager deems necessary to repair and operate and maintain the Property, in order that the Property shall remain in good, sound and clean condition, and making such improvements, construction, changes and additions to the Property (including capital improvements), as Manager deems advisable, provided that Manager shall receive approval of Owner prior to undertaking any improvements, construction, changes or additions to the Property. Owner shall pay all fees, costs and expenses incurred by Manager in connection with the retention of outside


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         contractors and suppliers for the performance of all repairs, replacements and maintenance of the Property in the event that Owner decides to remodel or extensively refurbish the Property, or any part thereof. Manager shall be entitled to receive additional compensation for services required to be rendered by it for services such as supervision of construction and allocation of overhead expense (i) to the extent that tenants at the Property reimburse Owner for such costs and (ii) if such costs are not reimbursable by the tenants and such remodeling or refurbishment shall be on a significant scale and shall require significant work by the Manager, the amount of such additional compensation payable to Manager shall be equal to Manager's costs in connection with such work, plus twenty percent (20%) of Manager's costs.

                  7. Negotiating and executing contracts for the furnishing to the Property of all services and utilities, including electricity, gas, water, steam, telephone, cleaning, security, vermin extermination, elevator, escalator and boiler maintenance and any other utilities or services, including repairs and maintenance of the buildings, other improvements and common areas at the Property, or such of them as Manager deems advisable to assure that the Property shall be caused to be and remain in a good, sound and clean condition and properly operating. All fees, costs and expenses under the contracts shall be paid by Owner.

                  8. Subject to the terms of any loan or credit agreement entered into by Owner with a lender and affecting the Property, demanding, receiving and collecting all rents, income and other revenues, which Manager shall deposit in a bank account or accounts of Owner maintained by Manager (with any interest thereon for the account of Owner) for the deposit of monies in regard to the Property; disbursing, deducting and paying from such rents, income and revenues, such amounts required to be disbursed or paid in connection with the repair, maintenance and operation of the Property and in the carrying out of Manager's duties. In the event that Manager shall determine that funds in the accounts are insufficient to make necessary disbursements or payments, Manager shall notify Owner promptly of the amount of such insufficiency. Promptly after (i) Owner receives such notice, or (ii) Owner independently determines that such funds are insufficient, Owner shall determine and notify Manager as to the order of priority in which disbursements and payments shall be made. Disbursements or payments shall include, but not be limited to, the following items:

                           a. all assessments and charges of every kind imposed
                  by any governmental authority having jurisdiction (including real estate taxes, assessments, sewer rents and/or water charges) and, interest and penalties thereon; provided, however, that the interest or penalty payments shall be reimbursed by Manager to Owner if imposed by reason of delay in payment caused by Manager's gross negligence, willful misconduct, bad faith or material misapplication of funds (to the extent such material misapplication of funds is not covered by insurance) (collectively, "Malfeasance");


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                  b. debt service on any loans secured by the Property;

                  c. license fees, permit fees, insurance appraisal fees, fines, penalties, legal fees, accounting fees incurred in the auditing of tenants' books and records to establish and collect overage or percentage rents, and all similar fees reasonably incurred in connection with the ownership, management or operation of the Property, provided, however, that any fines or penalties shall be reimbursed to Owner by Manager if imposed by reason of delay in payment caused by Manager's Malfeasance;

                  d. premiums on all policies of insurance;

                  e. salaries, wages and other related expenses, bonuses and fringe benefits for on-site personnel, service contracts, utilities, repairs, replacements, on-site administration expenses and Manager's compensation;

                  f. the Management Fee and any other sums payable hereunder to Manager;

                  g. contributions to merchants associations, if and as required by any outstanding agreements; and advertisement and public relations costs for promotional activities; and

                  h. any and all other expenses or costs that are customarily disbursed by managing agents of properties comparable to the Property or that are required in order for Manager to perform its duties.

In no event shall Manager be required to pay any bills or charges from its own funds, except as otherwise specifically provided herein.

         9. Engaging, at the expense of Owner, any outside collection agency Manager deems appropriate for the collection of rent or other revenues or instituting, in Manager's name (but only if Manager so elects) or in the name of Owner, but in any event at the expense of Owner, any and all legal actions or proceedings to collect rent or other income from the Property or to oust or dispossess tenants or other persons therefrom, or cancelling or terminating any lease or the breach thereof or default thereunder by the tenant, and holding all security deposits posted by tenants and occupants and applying the same against defaults by the tenant or occupant. Manager shall hold all security deposits in a separate account if required by law or if requested by Owner. Manager shall not terminate any lease or evict the tenant thereunder without the prior approval of Owner.

         10. Rendering such statements at such times and in such formats as Owner shall reasonably request and as shall be customary for properties comparable to the Property, including, without limitation, monthly cash flows, quarterly reports and operating statements and annual budgets as provided below.


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         11. Maintaining, at Manager's expense, insurance with reasonable deductibles, if any, for any and all claims or causes of action arising from bodily injury, disease or death of any of Manager's employees, agents, or representatives and for any and all claims or causes of action arising from Manager's negligence, infidelity or wrongful acts in connection with the performance of this Agreement, as well as employer's liability and worker's compensation for Managers employees and fidelity bonds for employees of Manager that handle funds and proceeds from the Property, in each case at customary levels of coverage.

         12. Causing, at Owner's expense, all such acts and things to be done in or about the Property as shall be necessary to comply with all statutes, ordinances, laws, rules, regulations, orders and determinations, ordinary or extraordinary, foreseen or unforeseen of every kind or nature affecting or issued in connection with the Property by any governmental authority having jurisdiction thereof, as well as with all such orders and requirements of the Board of Fire Underwriters, Fire Insurance Exchange, or any other body that may hereafter exercise similar functions (collectively, "Applicable Laws"). In the event that Manager's good faith estimate of the cost of complying with any Applicable Laws shall exceed $100,000 in connection with the Property, Manager shall not take any action to comply with Applicable Laws without first obtaining the consent of Owner. Notwithstanding the foregoing, however, Owner shall have no obligation to pay for the expenses incurred in connection with compliance with Applicable Laws to the extent such costs are incurred due to Managers Malfeasance or material breach of this Agreement. Manager shall have the right to contest such Applicable Laws, and pending the final determination of the contest, Manager may withhold compliance, provided that Manager shall receive Owner's prior consent to so withhold compliance. Manager agrees to contest any Applicable Law Owner shall request Manager to contest.

         13. Filing applications, in Manager's name (but only if Manager so elects) or in the name of Owner, but in any event at Owner's expense for the reduction of real estate tax assessments and/or water charges and sewer rents, and/or for the cancellation or reduction of any other taxes, assessments, duties, imposts or other obligations of any nature imposed by law; and instituting any and all legal actions or proceedings in connection therewith; filing, settling, trying or appealing of all such applications and/or proceedings, upon such terms and conditions as Manager deems appropriate, provided, however, that Manager shall receive the consent of Owner prior to the institution or setting of any legal action or proceeding.

         14. Taking, at Owner's expense and with the prior consent of Owner, any appropriate steps to protest and/or litigate to final decision in any appropriate court or forum any violation, order, rule or regulation affecting the Property.

         15. Engaging, at Owner's expense, counsel, approved by Owner, and paying counsel fees and court costs and disbursements in connection with any proceedings involving the Property.


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         16. Assisting Owner in obtaining financing for the Property and causing
Owner to comply, or complying on behalf of Owner, at Owner's expense, with all terms, conditions and obligations of any lease, mortgage, credit agreement, reimbursement agreement, development agreement, construction agreement, or any other agreement that shall relate to any matters in connection with the rental, operation or management of the Property, unless prevented or delayed by strikes, riot, civil commotion, war, inability to obtain materials because of governmental restrictions or acts of God or public enemy, or any other cause beyond Manager's control.

         17. Performing administrative services required in connection with managing the Property, including, without limitation, the following:

                  a. administration of tenants' insurance and enforcement of continuing coverage in accordance with the terms of the leases.

                  b. confirmation of lease commencement dates and termination dates.

                  c. liaison with the tenants as Owner's representative.

                  d. supervision of tenant litigation in conjunction with Owner's legal counsel.

                  e. obtaining sales volume reports from tenants and calculating and collecting percentage rents as a result of those reports.

                  f. providing necessary information to Owner for tax reporting, in a format reasonably approved by Owner and upon Owner's request, initiating together with Owner's counsel, property tax appeals.

                  g. providing quarterly financial statements, in a format reasonably approved by Owner, reflecting in reasonable detail the operating income and expense of the Property.

                  h. alerting Owner if tenant sales volume reports appear inaccurate and recommend audits.

                  i. reporting and making recommendations regarding unusual tenant problems requiring Owner's approval.

                  j. obtaining contractors to maintain, operate and provide security for the Property.

                  k. coordinating with any consultants retained by Owner in connection with the Property.


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                  18. Preventing the use of the Property for any purpose that would void any insurance policy covering the Property, or that would render any loss thereunder uncollectible, or that would be in violation of any governmental restriction, any tenant lease or any reciprocal easement agreement.

         B. Owner shall be responsible for, and shall indemnify Manager against, all costs incurred in connection with the operation and management and development of the Property, except to the extent such costs are incurred in connection with Managers Malfeasance or material breach of this Agreement, and all past, present and future liabilities of Owner, including, without limitation:

                  1. all outside professional fees, including attorneys, accountants and architects;

                  2. taxes;

                  3. insurance (other than workers' compensation insurance for Manager's employees and as otherwise provided herein), including retiree health liability insurance and directors' and officers' liability insurance;

                  4. fees and expenses applicable to Owner;

                  5. costs that are, at the discretion of Owner, for services not included in this Management Agreement, including, without limitation, salaries and other expenses of employees (other than employees of Manager) performing services for Owner in connection with the operation and management and development of the Property.

                                   ARTICLE V

                                   Development

         Manager agrees to design and plan the development of the Property and to manage the construction and development of the Property and to perform, or cause to be performed by outside contractors, the following functions on behalf of Owner in an efficient and diligent manner using the same standard of care, including bidding and selection processes, used by Vornado Realty Trust in connection with properties owned and managed by Vornado Realty Trust:

                  1. Obtaining or assisting Owner in obtaining, on behalf of Owner and at Owner's expense, all required building permits and other governmental approvals or consents, along with any zoning variances or other zoning approval, necessary to initiate the development of the Property.

                  2. Retaining at Owner's expense, all architects, engineers, contractors, construction managers and consultants (collectively "Consultants") necessary or desirable in completing the design and planning of the development of the Property and negotiating, on behalf of Owner, any contracts with Consultants.


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                  3. Monitoring and coordinating the activities of the
         Consultants retained for the planning and design of the Property.

                  4. Assisting and cooperating with Owner in all aspects of arranging or acquiring any construction or other financing required for the Property, including, without limitation, meeting with and furnishing information to prospective lenders.

                  5. Preparing and filing, or causing the preparation and filing at the expense of Owner of, all returns (other than income, franchise and other similar returns), statements, declarations and filings that may from time to time be required of Owner in connection with the planning, design and development of the Development Property by any municipal, state, federal or other governmental or statutory authority having jurisdiction over the development of the Development Property.

                  6. Preparing an initial budget as soon as practicable, but in any event prior to the commencement of any construction at the Property (including, without limitation, an estimate of the timing of the incurrence of expenditures contained in the budget) and make any revisions or adjustments necessary to acquire approval of Owner for such budget, the approved budget for the Property being herein called the "Development Budget". Manager shall recommend any revision to the Development Budget that Manager from time to time may deem appropriate, or as Owner may reasonably request, in each case to be approved by Owner, provided, however, that Manager's obligation to seek Owner approval of change orders shall be limited to change orders exceeding, in the aggregate, ten percent (10%) of the applicable line item in the initial Development Budget. The approval by Owner of the Development Budget and any revisions thereto shall also constitute authorization by Owner of the expenditures and commitments provided for therein and, subject to the other provisions of this Agreement, Manager then shall be entitled to act for Owner in incurring the expenditures and making commitments to the extent provided for in the approved initial or revised Development Budget, as applicable.

                  7. Recommending, for Owner's approval, such Consultants as may be necessary or desirable for the development of the Property and negotiating on behalf of Owner any contracts and agreements as are necessary or desirable in connection with the development of the Property with such Consultants approved by Owner and supervising the performance by such Consultants thereunder, including, without limitation, the supervision and processing of change requests and change orders.

                  8. Monitoring and coordinating the activities of the Consultants and, where appropriate, assisting Owner in performing Owner's obligations under the contracts with Consultants.


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                  9. Supervising the collection and review of all documentation required to be submitted to any construction lender or other lender in connection with the development of the Property and supervising all disbursements made pursuant to any financing.

                  10. Supervising the ordering and installation of equipment or other supplies necessary for the development of the Property.

                  11. Preparing (i) quarterly progress reports regarding the development of the Property, detailing any deviations from the Development Budget and providing explanations for such deviations, (ii) all reports required under loan agreements affecting Owner and (iii) promptly after the completion of the development of the Property, preparing a report of actual Development Costs incurred in connection with the development, separately identifying as estimated items those, if any, that cannot be finally determined at the time of the final report.

                  12. Providing regular and continuing accounting services, on the basis of standard accounting practices for similar projects consistently applied, of all costs and expenses incurred by Owner in connection with the development of the Property, and the receipt and use of borrowed funds or funds otherwise made available.

                  13. Attending meetings as reasonably required or requested by Owner.

                  14. Assisting Owner in obtaining and maintaining in full force and effect at all times during the term of construction at the Property all-risk builder's risk insurance (including coverage against collapse and fire) written on a progress basis and including commercial public liability insurance with incidental contract coverage, with such insurers, in such amounts and under such policies as may be reasonably satisfactory to Owner and the expense of maintaining such insurance shall be an expense of, chargeable to, or paid by Owner.

                  15. Generally performing such other acts and things as may be reasonably required for coordinating, monitoring, administering and supervising the full and complete planning, design construction and development of the Property.

                                   ARTICLE VI

                                  Annual Budget

         A. On or before the beginning of each calendar year, Manager shall prepare and submit to Owner a proposed budget (hereinafter referred to as the "Proposed Budget") of the estimated operating and capital expenses of the Property for the next fiscal year or such other operating period as may be agreed to by the parties.


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         B. Owner shall have the right to approve or disapprove the Proposed
Budget. The final budget for the fiscal year is referred to as the "Approved Budget" in this Agreement. The Approved Budget shall be subject to quarterly comparisons and revisions, which revisions the Manager and Owner mutually shall agree to be appropriate all such revisions as approved by Owner shall be considered part of the "Approved Budget". Manager shall make expenditures without the specific approval of Owner if:

                  1. The expenditure (or group of related expenditures) has been generally identified in an Approved Budget line item and exceeds the amount shown in respect thereof in such budget line item by no more than ten percent (10%).

                  2. The expenditure (or group of related expenditures) has not been generally identified in the Approved Budget but does not exceed $100,000.

                  3. The expenditure (or group of related expenditures) exceeds $100,000 and was either not anticipated or exceeded the Approved Budget by more than ten percent, but is not discretionary.

                  4. The expenditure is required by a condition or situation that in Manager's professional judgment constitutes an emergency. In any case where an emergency situation exists that is of serious financial or physical consequence, Manager may act in the best interest of Owner, but Manager shall attempt to notify Owner prior to making the expenditure, but in any event, Manager shall report verbally the making of the expenditure to Owner no later than 24 hours after the occurrence of the emergency.

                                  ARTICLE VII

                           Owner to Execute Documents

         Owner covenants and agrees that wherever in this Agreement it is provided that Manager may take any action in the name of or on Owner's behalf, Owner will promptly execute any documents that may be required by Manager for the purposes of carrying out any of Manager's functions as same are set forth.

                                  ARTICLE VIII

                            Assignment; Cancellation

         A. Simultaneously herewith, Vornado Realty Trust has entered into a Guaranty, dated the date hereof, in favor of Owner, guaranteeing performance of the duties and obligations of Manager hereunder, and agreeing, to the extent necessary, to make available to the Specified Vornado Affiliate the resources of Vornado Realty Trust for the purposes of carrying out such duties and obligations, (the "Guaranty"). Neither Owner nor Manager shall assign this Agreement or any of its rights hereunder without the consent of the other party; provided, however, that Manager shall have the right to assign its rights and delegate its duties under this Agreement to any Specified Vornado Affiliate (as defined herein) without the consent of Owner,


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provided that, (a) in connection with any such assignment, Manager shall cause
Vornado Realty Trust to deliver a ratification of the Guarantee, in form and substance reasonably satisfactory to Owner, (b) notwithstanding any such assignment to a Specified Vornado Affiliate, the indemnification of Owner by Vornado Realty Trust set forth in Article XI hereof shall remain the obligation of Vornado Realty Trust, and (c) references to the standard of care, customarily provided services and reporting standards applicable to Manager in performing its duties under this Management Agreement shall continue to be the same standard of care and reporting standards applicable to Vornado Realty Trust in connection with property owned by Vornado Realty Trust; and further provided that Owner shall have the right to collaterally assign its rights under this Agreement to one or more lenders providing financing with respect to the Property. For purposes of this Article VIII, "Specified Vornado Affiliate" shall mean Vornado Realty L.P. or Vornado Realty Trust or any entity which directly or indirectly controls either of them, is directly or indirectly controlled by either of them or is under direct or indirect common control with either of them.

         B. In the event that there is a change of control of Vornado Realty Trust or Manager after the date of this Agreement, Owner shall have the right to terminate this Agreement if Owner shall determine that such change of control is reasonably likely to have a material adverse effect on the ability of Manager to perform its obligations under this Agreement. For purposes of this Article VIII, "change of control" shall mean that the aggregate interest of Interstate Properties and its partners in Vornado Realty Trust shall be less than twenty percent of the ownership interests therein.

         C. In the event that all of the Property is sold or otherwise disposed of, this Agreement shall, from and after the date of any such sale or disposition, cease and terminate and all accrued but unpaid Management and Development Fees (i.e., accrued Development Fees being calculated not on total Development Costs but only on the Development Costs accrued up to the date of termination) shall thereupon be due and payable. As to any sale or disposition from time to time of portions of the Property, from and after the date of any such sale or disposition, this Agreement shall cease to apply as to such portions of the Property and Owner and Manager hereby agree that the Management Fee shall be equitably adjusted downward if appropriate to the extent required to reflect the decrease (if any) in services rendered. In the event that Owner and Manager are unable to agree on the amount of the adjustment as provided in this paragraph, then the parties hereto hereby agree that the dispute shall be submitted promptly by them to the American Arbitration Association for the City of New York for determination in accordance with its rules, and such determination shall be binding upon both parties.

         D. This Agreement shall be non-cancelable, except as permitted by the terms of this Agreement.

                                   ARTICLE IX

                               Breach; Termination

         A. If either party shall commit a material breach of this Agreement, the other party shall serve written notice upon the allegedly breaching party, and the notice shall set forth the details of such alleged breach. Owner covenants and agrees that Manager shall not be deemed to have committed a material breach of this Agreement unless Manager wilfully violates any provision hereof, is grossly negligent in the observance or performance of any of its obligations hereunder, acts in bad faith in connection with its duties under this Agreement, or materially misapplies any funds received from the Property (to the extent not covered by insurance).

         B. Owner shall, within thirty (30) days after its receipt of said notice, cure such breach unless it disputes the claim as set forth in Paragraph D of this Article IX. If Owner does not cure within such ten-day period, Manager shall have the right, but not the obligation, to cease providing services hereunder until the breach shall be cured. In the event that Manager shall cease providing services hereunder pursuant to this Paragraph, Owner shall have the right to terminate this Agreement and replace Manager in which event Manager promptly shall deliver to Owner all books and records with respect to the Property that are in Manager's possession and otherwise comply with paragraph H below, and upon its receipt of any outstanding payments due to it, shall cooperate with the successor Manager to effect a smooth transition in the management and operation of the Property.

         C. Manager shall, within thirty (30) days after its receipt of a notice under Paragraph A of this Article IX, cure such breach unless it disputes the claim as set forth in Paragraph D of this Article IX; or if said breach cannot be cured within said thirty (30) day period, Manager shall within said time period commence and thereafter diligently and continuously proceed with all necessary acts to cure such breach, subject to the terms of any loan documents and other material agreements affecting the Property. If Manager shall fail within said time period to cure the said breach, Owner shall have the right, by sending a second written notice to Manager, to terminate this Agreement effective immediately or as of a particular date which shall be specified in said second notice.

         D. If the party who receives the notice of breach shall, within five
(5) days after receipt of such notice, send the notifying party a written notice disputing the claim of material breach and demanding arbitration thereof, then the parties hereto hereby agree that the dispute shall be submitted promptly by them to the American Arbitration Association for the City of New York for determination in accordance with its rules, and such determination shall be binding upon both parties. During the pendency of said arbitration, Manager shall continue to perform all of its obligations as Manager under this Agreement. If it is determined that the party did commit a breach, then the breach shall be cured within ten (10) days after service of a copy of the award or determination on the breaching party; and if not so cured, this Agreement shall be terminated.

         E. If, at any time during the term of this Agreement, there shall be filed against either of the parties hereto in any court, pursuant to any statute either of the United States or any state, a petition in bankruptcy or insolvency or for reorganization of or for the appointment of a receiver or trustee of all or a portion of the property of either party, and such petition is not discharged within thirty (30) days after the filing thereof, or if either party makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or permits this Agreement to be taken under any writ of execution or attachment, then in any of such events, the other party hereto shall have the right to terminate this Agreement by giving written notice, by certified mail, effective as of a particular date specified in said notice.

         F. Manager and Owner shall each have the further right to terminate this Agreement or any portion or provision thereof or activity thereunder on not less than thirty (30) days' prior written notice to the other party if Manager or Owner shall determine in good faith that this Agreement shall or may deprive Manager or Alexander's, Inc. of any benefits appurtenant to that Party's future qualification as a REIT under all applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or continued benefits if that party is a REIT.

         G. Upon full or partial termination, or expiration of this Agreement, all of the obligations of either party to the other shall terminate immediately except (i) Manager shall comply with the applicable provisions of Subsection H below, (ii) Owner shall pay to Manager all Management and Development Fees and expenses earned and/or due hereunder to the date of termination or expiration; provided, however, that in the event that Owner fails to make such payment, Owner shall not be in default hereunder, but interest shall accrue on such unpaid amounts at the rate of 18% per annum from the date of such termination, and the balance of such unpaid amounts, together with all interest accrued thereunder, shall in any event be paid on the earlier of (y) January 3, 2006 or
(z) the date on which the loan being made by Bayerische Hypo-Und Vereinsbank A.G., as agent for itself and other co-lenders, to Owner to finance certain development costs with respect to the Property is paid in full, and (iii) as otherwise expressly stated herein. Upon any termination of any portion, provision or activity of or under this Agreement, the provisions of the preceding sentence shall apply in respect of the terminated portion, provision or activity. Owner shall pay Manager any amount owed to Manager under this Agreement within 30 days after any termination of this Agreement.

         H. Notwithstanding anything to the contrary contained elsewhere herein, in the event that the Management and Development Agreement dated February 6, 1995 between Alexander's Inc. and Vornado Realty Trust is terminated for any reason, Owner shall have the option to terminate this Management Agreement upon written notice to Manager given at least three months prior to such termination.

         I. Upon the expiration or earlier termination or partial termination of this Agreement with respect to the Property or any part thereof, Manager shall:

                  1. Deliver to Owner, or such other person or persons designated by Owner, all books and records of the Property and all funds in its possession belonging to Owner or received by Manager pursuant to this Agreement with respect to the Property, together with all leases and all other contracts related to the Property; provided, however, that Manager shall have the right to keep a copy of all such records; and

                  2. Assign, transfer or convey to Owner, or such other person or persons designated by Owner, all service contracts and personal property of Owner relating to or used in the operation or maintenance of the Property. Upon the expiration or termination of this Agreement. Manager shall render a full account to Owner and shall deliver to Owner a statement outlining in detail all management fees due to Manager hereunder with respect to the Property, shall cause the net amount of any funds held by Manager in connection with the Property to be delivered to Owner and shall cooperate with Owner in the transition by Owner to a replacement property manager, if applicable.

Owner shall compensate Manager for all costs and expenses incurred by Manager in good faith in connection with the transition of the management of the Property from Manager to any new manager.

                                   ARTICLE X

                                No Joint Venture

                  It is the intent of this Agreement to constitute Manager as an independent contractor and as agent of Owner under any contract entered into by Manager on behalf of Owner in accordance with the terms of this Agreement, and this Agreement shall be so construed and Manager agrees at all times to act in conformity therewith. Nothing herein contained shall be deemed to have created, or be construed as having created any joint venture or partnership relationship between Owner and Manager. At alt times during the performance of its duties and obligations arising hereunder, Manager shall be acting as an independent contractor.

                                   ARTICLE XI

                                    Indemnity

         A. Owner shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless Manager, its officers, directors, trustees, partners, agents, employees and representatives against any losses, claims, damages or liabilities to which such person may become subject in connection with any matter arising out of or in connection with this Agreement, except for any loss, claim, damage or liability caused by Manager's Malfeasance. If Manager becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement, Owner shall reimburse Manager for Manager's legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided, however, that Manager shall promptly repay to Owner the amount of any such reimbursed expenses paid to it to the extent that it shall ultimately be determined that Manager, its officers, directors, trustees or agents were not entitled to be indemnified by Owner in connector with such action, proceeding or investigation.

         B. Manager shall indemnify, defend and hold harmless Owner and each of their respective officers, directors, trustees, partners, representatives, employees and agents from and against any and all claims, losses, damages or liabilities, to which such person may become subject and arising out of Manager's Malfeasance or the Malfeasance of any of its employees, representatives or agents in performing its or their duties under this Agreement, except to the extent caused by the Malfeasance of Owner or any of their respective officers, directors, trustees, shareholders, partners, representatives, employees or agents. If Owner becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this indemnity, Manager shall reimburse Owner for Owner's legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; Provided, however, that Owner shall promptly repay to Manager the amount of any such reimbursed expenses paid to it to the extent that it shall ultimately be determined that Owner, its officers, directors, trustees or agents were not entitled to be indemnified by Manager in connection with such action, proceeding or investigation. Notwithstanding anything contained herein, Manager's liability hereunder shall be limited (except to the extent covered by insurance) to the aggregate amount of the Management Fee received by Manager as of the date such liability is determined.

         C. The terms of this Article XI shall survive the expiration or termination of this Agreement.

                                  ARTICLE XII

                                     Notices

         Any and all notices, consents or directives by either party intended for the other shall be in writing sent by hand delivery or reputable overnight courier service to the respective addresses first herein set forth in this Agreement, with copies sent to Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652, Attention: Chief Financial Officer, and Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019, Attention: President, unless either party shall have designated different addresses by serving written notices of change of addresses on the other party by registered or certified mail, return receipt requested.

                                  ARTICLE XIII

                                  Miscellaneous

         A. This Agreement cannot be changed or modified, varied or altered except by an agreement, in writing, executed by each of the parties hereto. This Agreement constitutes all of the understandings and agreements of whatsoever kind or nature existing between the parties in connection with the relationship created herein.

         B. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         C. Neither Owner nor Manager shall make (and each hereby waives) any claim against the other party's directors personally or against the other party's trustees, beneficiaries or shareholders personally. Manager shall (and is hereby authorized to) insert in all leases, documents and agreements executed by it on behalf of Owner, a provision that Manager's directors, trustees, beneficiaries or shareholders shall not be personally liable thereunder.

         D. Owner shall have the right to collaterally assign this Agreement to a lender providing financing to Owner, and Manager agrees to execute and deliver a recognition agreement, in a commercially reasonable form, providing that (a) such lender may assume Owner's interest in this Agreement without obligation for payment of any fees accrued and payable to Manager for a time prior to such assumption or with respect to performance of any obligation relating to a time prior to such assumption, (b) Manager will perform the services set forth herein for so long as such lender continues to perform the obligations of Owner hereunder unless Manager elects, at any time, to give such lender a fifteen (15) day termination notice, in which event Manager's obligations shall terminate as of the date stated in such termination notice, and (c) any termination hereof by the lender other than in accordance with the terms of this Agreement (as opposed to in accordance with the recognition agreement) shall not relieve Owner of its obligations hereunder. In no event shall an assumption by the lender under such a recognition agreement release Owner from its obligation hereunder with respect to accrued fees or otherwise.

         E. Any approval or consent required by or requested of Owner pursuant to the terms of this Agreement may be withheld in the sole and absolute discretion of Owner, unless otherwise expressly provided.

         F. Manager and Owner hereby expressly acknowledge and agree that any third party engaged in accordance with the terms of this Agreement to perform any of the services contemplated hereunder shall be at Owner's expense.

         G. Owner and Manager acknowledge that nothing contained in this agreement shall restrict or otherwise affect the rights of Vornado Realty Trust or any affiliate thereto in connection with any loan facility provided by Vornado Realty Trust or such affiliate to Alexander's, Inc. and/or its subsidiary.

         H. Anything contained in this Agreement to the contrary notwithstanding, Manager's agreement to undertake the obligations set forth in this Agreement shall not constitute or be deemed to constitute an express or implied warranty concerning the general affairs, financial position, stockholders' equity, financial results of operations or prospects of Owner.

                                  ARTICLE XIV

                              Declaration of Trust

         A. Manager shall use every reasonable means to assure that all persons having dealings with Manager shall be informed that no trustee, shareholder, officer or agent of Manager shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of Owner, but the trust estate only shall be liable. Manager recognizes and agrees that every agreement or other written instrument entered into by Manager on behalf of Owner shall contain a provision stating the above limitation.

         B. Manager represents, warrants and agrees that neither it nor any affiliated or related person or entity (including any person or entity owning any interest in Manager) is now, or shall become during the term of this Agreement, a borrower of any funds advanced by Alexander's, and Manager shall advise Alexander's promptly, in writing, should such representation and warranty become untrue. Manager shall, from time to time, furnish such information as may reasonably be requested by Owner in order to facilitate Alexander's qualification as a REIT under the Code.

                                   ARTICLE XV

                        Continued Qualification as a REIT

         A. Manager shall make reasonable efforts not to enter into any agreement (including, without being limited to, any agreement for the furnishing of non-customary services), without the consent of Owner, with any tenant or other occupant of the Property, that would result in (A) the disqualification of Alexander's as a REIT entitled to the benefits of Section 856 et seq., of the Code, (B) the imposition of any penalty or similar tax on Alexander's (including, without being limited to, the tax imposed on the failure to meet certain income requirements under Section 857(b)(5) of the Code and the tax imposed on income from prohibited transactions under Section 857(b)(6) of the
Code) or (C) any part of the rental or other consideration paid thereunder by such tenant or occupant to Alexander's, or to Manager on behalf of Alexander's, being held not to constitute either "rents from real property" or "interest on obligations secured by mortgages on real property or on interests in real property" or "interest on obligations secured by mortgages on real property or on interest in real property" or other income described in Sections 856(c)(2) and (c)(3) of the Code.

         B. Owner shall cause Alexander's Inc. to make reasonable efforts to assure, by prior review of agreements to be entered into by Manager, that no such agreement contains provisions that would result in the disqualification of Alexander's as a REIT entitled to the benefits of Section 856 et seq. of the Code, receipt by the Owner of non-qualifying income, or imposition of a penalty or similar tax (including, without being limited to, the tax imposed on the failure to meet certain income requirements under Section 857(b)(5) of the Code and tax imposed on income from prohibited transactions under Section 857(b)(6) of the Code), and specifically agrees that Manager shall be entitled to rely upon the advice of Alexander's designated counsel as to any such matter; provided, however, that, without regard to whether such review has been performed or advice rendered, if any document or other written undertaking entered into or made by or on behalf of Owner or any constituent entity of Owner shall, in the reasonable opinion of counsel to Alexander's, contain any provision that would result in a significant risk of the disqualification of Alexander's as a REIT, receipt by Alexander's of non-qualifying income, imposition on Alexander's of any penalty or similar tax (including, without being limited to, the tax imposed on the failure to meet certain requirements under Section 857(b)(5) of the Code and the tax imposed on income from prohibited transactions under Section 857(b)(6) of the Code), all as provided for in said Section 856 et seq., then:

                  (i) such provision shall promptly be amended or modified, to the reasonable satisfaction of counsel to Alexander's so as to remove the risk of such result, such amendment or modification to be retroactive to the date of such document or other undertaking, or to a date approved by counsel to Alexander's; or

                  (ii) if a satisfactory amendment or modification cannot be agreed upon as set forth in clause (i) above, any such document or other undertaking shall be terminated by Alexander's, such termination to be retroactive to the date of such document or other undertaking, or to a date approved by counsel to Alexander's, and effective as to all terms and provisions of such document or other undertaking, except such provisions thereof as call for the making of any distribution or the payment of any compensation to any third party, for the purpose of which provisions, the termination date shall be deemed to be without retroactive effect.

         C. Manager agrees that it shall cooperate with Owner in accomplishing a satisfactory amendment or modification of any such document or other undertaking, or the termination thereof, and shall, on request, execute and deliver any and all agreements and other documents reasonably required to effect such amendment or modification, or such termination. Manager shall submit any agreement proposed to be entered into by or on behalf of Owner to Owner's designated counsel for review a reasonable period of time prior to the proposed execution of such agreement.

IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the 3 day of July, 2002.

                                      OWNER:

                                      731 RESIDENTIAL LLC

                                      By:    731 Residential Holding LLC

                                               By:  Alexander's, Inc.


                                               By: /s/ Brian Kurtz
                                                  ------------------------------
                                                  Name: Brian Kurtz
                                                  Title: Assistant Secretary

                                      731 COMMERCIAL LLC

                                      By:    731 Commercial Holding LLC

                                               By:  Alexander's, Inc.


                                               By: /s/ Brian Kurtz
                                                  ------------------------------
                                                  Name: Brian Kurtz
                                                  Title: Assistant Secretary

                                      MANAGER:

                                      VORNADO MANAGEMENT CORP.

                                      By: /s/ Joseph Macnow
                                          --------------------------------------
                                          Name: Joseph Macnow
                                          Title: Executive Vice President

The undersigned joins in the execution of this Agreement solely for the purpose of indicating its agreement to the provisions of Article XII.B hereof:

VORNADO REALTY TRUST



By:/s/ Joseph Macnow
---------------------------------------
Joseph Macnow, Executive Vice President

                                    EXHIBIT A

                     Legal Description - Residential Parcel

ALL THAT CERTAIN volume of space, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

ALL that portion of the below described parcel lying between a lower horizontal plane drawn at elevation 512'-2" above the datum level used by the Topographical Bureau, Borough of Manhattan, which is 2'-9" above National Geodetic Survey Vertical Datum of 1929, mean sea level, Sandy Hook, New Jersey and an upper horizontal plane drawn at 809'-2" above such datum level bounded and described as follows:

BEGINNING at a point distant 48'-8" north of the northerly line of East 58th Street and 30'-9" east of the easterly line of Lexington Avenue;

RUNNING THENCE northerly, parallel with the easterly line of Lexington Avenue, 12'-6";

THENCE westerly, parallel with the northerly line of East 58th Street, 5'-10";

THENCE northerly, parallel with the easterly line of Lexington Ave, 78'-6";

THENCE easterly, parallel with the northerly line of East 58th Street, 5'-10";

THENCE northerly, parallel with the easterly line of Lexington Avenue, 12'-6";

THENCE easterly, parallel with the northerly line of East 58th Street, 103'-6";

THENCE southerly, parallel with the easterly line of Lexington Avenue, 7'-6";

THENCE easterly, parallel with the northerly line of East 58th Street, 35'-0";

THENCE southerly, parallel with the easterly line of Lexington Avenue, 88'-6";

THENCE westerly, parallel with the northerly line of East 58th Street, 35'-0";

THENCE southerly, parallel with the easterly line of Lexington Avenue, 7'-6";

THENCE westerly, parallel with the northerly line of East 58th Street, 103'-6" to the point or place of BEGINNING.

                     Legal Description - Commercial Parcel

ALL THAT CERTAIN plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of East 58th Street with the easterly line of Lexington Avenue;

RUNNING thence northerly, along the easterly line of Lexington Avenue, 200'-10" to the corner formed by the intersection of the southerly line of East 59th Street with the easterly line of Lexington Avenue;

THENCE easterly, along the southerly line of East 59th Street, 420'-0" to the corner formed by the intersection of the southerly line of East 59th Street with the westerly line of Third Avenue;

THENCE southerly, along the westerly line of Third Avenue, 200'-10" to the corner formed by the intersection of the northerly line of East 58th Street with the westerly line of Third Avenue;

THENCE westerly, along the northerly line of East 58th Street, 420'-0" to the point or place of BEGINNING.

LESS AND EXCEPT:

All that portion of the below described parcel lying between a lower horizontal plane drawn at elevation 512'-2" above the datum level used by the Topographical Bureau, Borough of Manhattan, which is 2'-9" above National Geodetic Survey Vertical Datum of 1929, mean sea level, Sandy Hook, New Jersey and an upper horizontal plane drawn at 809'-2" above such datum level bounded and described as follows:

BEGINNING at a point distant 48'-8" north of the northerly line of East 58th Street and 30'-9" east of easterly line of Lexington Avenue;

RUNNING thence northerly, parallel with the easterly line of Lexington Avenue, 12'-6";

THENCE westerly, parallel with the northerly line of East 58th Street, 5'-10";

THENCE northerly, parallel with the easterly line of Lexington Ave., 78'-6";

THENCE easterly, parallel with the northerly line of East 58th Street, 5'-10";

THENCE northerly, parallel with the easterly line of Lexington Avenue, 12'-6";

THENCE easterly, parallel with the northerly line of East 58th Street, 103'-6";

THENCE southerly, parallel with the easterly line of Lexington Avenue, 7'-6";

THENCE easterly, parallel with the northerly line of East 58th Street, 35"-0";

THENCE southerly, parallel with the easterly line of Lexington Avenue, 88'-6";

THENCE westerly, parallel with the northerly line of East 58th Street, 35-0";

THENCE southerly, parallel with the easterly line of Lexington Avenue, 7'-6";

THENCE westerly, parallel with the northerly line of East 58th Street, 103'-6" to the point or place of BEGINNING.